                                                                   EXHIBIT 11.1

      STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS OF ADMINISTAFF, INC.

                                                                  Year Ended December 31,
                                                          ---------------------------------------
                                                           1994            1995            1996
                                                          ---------------------------------------
                                                           (in thousands, except per share data)
PRIMARY
    Average shares outstanding                             9,680          10,498          10,726

    Net effect of dilutive stock options --
      based on the treasury stock method
      using average market price                             130             170              56

    Net effect of dilutive stock warrants --
      based on the treasury stock method                      32             109              93
      using average market price

    Net effect of dilutive stock warrants --
      based on the if-converted method                       441             *               174

    Adjustment to give effect to shares optioned
      to employees within 12 months of the initial
      filing of an initial public offering as outstanding
      as of the beginning of each period presented
      based on the treasury stock method using
      the initial public offering price                      112              88              56
                                                         ---------------------------------------
    Total                                                 10,395          10,865          11,105
                                                         =======================================
    Net income                                           $ 3,766         $ 1,116         $ 2,603
    Add interest from subordinated debt, net of taxes         92             *                36
                                                         ---------------------------------------
    Net income available for common stockholders         $ 3,858         $ 1,116         $ 2,639
                                                         =======================================
    Per share amount                                     $  0.37         $  0.10         $  0.24
                                                         =======================================

FULLY DILUTED

    Average shares outstanding                             9,680          10,498          10,726
    Net effect of dilutive stock options --
      based on the treasury stock method
      using ending market price                              259             213              56

    Net effect of dilutive stock warrants --
      based on the treasury stock method
      using ending market price                               55             124              93

    Net effect of dilutive stock warrants --
      based on the if-converted method                       441              *              174

    Adjustment to give effect to shares optioned
      to employees within 12 months of the initial
      filing of an initial public offering as
      outstanding as of the beginning of each period
      presented based on the treasury method using
      the initial public offering price                      112              72              56
                                                         ---------------------------------------
    Total                                                 10,544          10,908          11,105
                                                         =======================================
    Net income                                           $ 3,766         $ 1,116         $ 2,603
    Add interest from subordinated debt, net of taxes         92              *               36
                                                         ---------------------------------------
    Net income available for common stockholders         $ 3,858         $ 1,116         $ 2,639
                                                         =======================================
    Per share amount                                     $  0.37         $  0.10         $  0.24
                                                         =======================================

* Conversion of the stock warrants is not assumed in the computation because its effect is antidilutive